EXHIBIT 99

PRESS RELEASE

FOR IMMEDIATE RELEASE

THE CHILDREN'S PLACE REPORTS 2003 THIRD QUARTER
FINANCIAL RESULTS

~ Net Sales Increase 29%; Comparable Store Sales Increase 14% ~
~ Earnings Per Share Increase to $0.43, Compared to $0.06 Last Year ~
~ Company Plans to Open Approximately 70 Stores in Fiscal 2004 ~

Secaucus, New Jersey - November 13, 2003 - The Children's Place Retail Stores, Inc. (Nasdaq: PLCE) today reported financial results for the third quarter and nine months ended November 1, 2003.

Third Quarter

•	Net sales for the third quarter increased 29% to $223.3 million, compared with $173.4 million for the same period in 2002.
•	Comparable store sales increased 14% in the quarter, versus a 21% decrease for the same period last year.
•	Net income was $11.6 million, compared to net income of $1.6 million last year.
•	Earnings per share were $0.43 compared to earnings per share of $0.06 in the 2002 period.
•	The Company opened 11 new stores during the third quarter, and closed one.

Nine-Month Period

•	Net sales for the nine-month period increased 19% to $563.4 million, from $474.7 million for the same period in 2002.
•	Comparable store sales increased 1% for the period, compared to a 15% decrease for the same period last year.
•	Net income was $7.8 million, compared to net income of $6.6 million in the year-ago period.
•	Earnings per share were $0.29 compared to earnings per share of $0.25 in the 2002 period.
•	The Company opened 49 new stores during the nine-month period, and closed three.

                      "We are very pleased with our third quarter financial results, as our cohesive brand message continued to build positive momentum with the consumer,” said Ezra Dabah, Chairman and Chief Executive Officer of The Children’s Place. “Our performance in the quarter represents the realization of our ongoing strategic initiatives."

                      "Following a successful Back-to-School season, our Holiday season is off to a strong start with the positive customer response to our first Holiday assortment. The consistency demonstrated in our execution is key to building customer loyalty for the Holiday season, and beyond. We are confident in our merchandise offering and marketing efforts, and believe our inventory is clean and well-positioned to drive a successful Holiday season."

                      Mr. Dabah also noted that the Company is continuing to expand its store base, and now expects to increase its new store openings to approximately 70 in fiscal 2004, including its first stores in Puerto Rico.

                      The Children's Place will host a webcast of its third quarter conference call today at 10:00 a.m., Eastern Time. Interested parties are invited to listen to the call at the Company’s web site, www.childrensplace.com. An archive of the webcast will be available on the site through Thursday, November 20, 2003.

                      The Children's Place Retail Stores, Inc. is a leading specialty retailer of high quality, value-priced apparel and accessories for children, newborn to age ten. The Company designs, contracts to manufacture and sells its products under the “The Children’s Place” brand name. As of November 1, 2003, the Company operated 689 stores, including 649 stores in the United States and 40 stores in Canada. The Company also sells its merchandise through its virtual store located at www.childrensplace.com.

                      This press release and above referenced call may contain certain forward-looking statements regarding future circumstances. These forward-looking statements are based upon the Company’s current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements including, in particular, the risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission. Actual results, events, and performance may differ. Readers or listeners (on the call) are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by The Children's Place or any other person that the events or circumstances described in such statement are material.

Contact:	The Children's Place Seth Udasin, Chief Financial Officer, 201/558-2409 Heather Anthony, Director, Investor Relations, 201/558-2865

(Tables Follow)

THE CHILDREN'S PLACE RETAIL STORES, INC.
CONDENSED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

                                             13 Weeks Ended:                         39 Weeks Ended:
                                      November 1,      November 2,             November 1,     November 2,
                                       2003               2002                   2003             2002
                                     ------------     ------------               -------------  ------------

Net sales                           $  223,277          $ 173,403           $   563,369       $  474,745

Cost of sales                          131,987            111,663               351,719          297,492
                                    -----------         ----------          -----------       -----------

Gross profit                            91,290             61,740               211,650          177,253

Selling, general and
  administrative expenses               62,083             49,949               169,462          140,919

Depreciation and amortization           10,154              9,300                29,557           26,011
                                    -----------         ----------          -----------       -----------
Operating income                        19,053              2,491                12,631           10,323

Interest expense (income), net              17               (118)                 (128)            (483)
                                    -----------         ----------          -----------       -----------

Income before income taxes              19,036              2,609                12,759           10,806

Provision for income taxes               7,424              1,005                 4,977            4,161
                                    -----------         ----------          -----------       -----------

Net income                          $   11,612          $   1,604           $     7,782       $    6,645
                                    ===========         ==========          ===========       ===========

Basic income per share              $     0.44          $    0.06           $      0.29       $     0.25

Basic weighted average number
    of shares outstanding               26,640             26,523                26,620           26,481

Diluted income per share            $     0.43          $    0.06           $      0.29       $     0.25

Diluted weighted average number
  of shares outstanding                 27,153             26,756                26,961           27,064

THE CHILDREN'S PLACE RETAIL STORES, INC.
CONDENSED BALANCE SHEETS
(In thousands)

                                                 November 1, 2003       February 1, 2003        November 2, 2002
                                                 ----------------       ----------------        ----------------
                                                    (Unaudited)                                   (Unaudited)

    Current assets:

Cash and cash equivalents                          $   44,182              $   36,645               $   14,446

Accounts receivable                                    12,747                  13,571                   17,047

Inventories                                            95,893                  75,417                   84,343

 Other current assets                                  21,065                  19,570                   24,849
                                                   ----------              ----------               -----------

Total current assets                                  173,887                 145,203                  140,685

Property and equipment, net                           149,354                 155,000                  161,537

    Other assets, net                                   9,200                   9,125                    6,129
                                                   ----------              ----------               -----------

    Total assets                                   $  332,441              $  309,328               $  308,351
                                                   ==========              ==========               ===========
    Current liabilities:

Revolving credit facility                          $        0              $        0               $        0

Accounts payable                                       34,152                  30,805                   32,500

 Accrued expenses and
  other current liabilities                            44,008                  35,124                   36,947
                                                   ----------              ----------               -----------

Total current liabilities                              78,160                  65,929                   69,447

    Other liabilities                                  15,815                  14,391                   13,405
                                                   ----------              ----------               -----------

Total liabilities                                      93,975                  80,320                   82,852

    Stockholders' equity                              238,466                 229,008                  225,499
                                                   ----------              ----------               -----------

    Total liabilities and stockholders' equity     $  332,441              $  309,328               $  308,351
                                                   ==========              ==========               ===========

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